EXHIBIT 99.1

FOR IMMEDIATE RELEASE

THE NECESSITY RETAIL REIT ANNOUNCES FIRST QUARTER 2023 RESULTS
Company to Host Investor Webcast and Conference Call at 11:00 AM ET Today

New York, May 10, 2023 - The Necessity Retail REIT, Inc. (Nasdaq: RTL) (“RTL” or the “Company”), a real estate investment trust focused on acquiring and managing a diversified portfolio of primarily service-oriented and traditional retail and distribution related commercial real estate properties in the U.S., announced today its financial and operating results for the first quarter ended March 31, 2023.

First Quarter 2023 and Subsequent Events Highlights

•Revenue grew 19.6% to $113.6 million from $94.9 million for the first quarter 2022
•Net loss attributable to common stockholders was $18.8 million as compared to net income of $39.9 million for the first quarter 2022
•Cash net operating income (“Cash NOI”) rose 12.9% to $83.1 million from $73.6 million for the first quarter 2022
•Funds from Operations (“FFO”) was $0.18 per share, compared to $0.23 per share in the first quarter 2022
•Adjusted Funds from Operations (“AFFO”) was $30.5 million, compared to $31.8 million in the first quarter 2022 due to increased professional expenses related to year-end filings and annual meeting preparation
•AFFO per share was $0.23 per share compared to $0.24 per share in the first quarter 2022
•Paid dividends on common stock of $28.5 million or $0.21 per share
•Decreased Net Debt by approximately $29.0 million compared to previous quarter
•Portfolio occupancy of 92.6% up from 91.4% at the end of the first quarter of 2022
•Executed Occupancy plus Leasing Pipeline1 of 94.5% compared to 91.4% at the end of the first quarter of 2022
•Dispositions of $71.3 million in the quarter and a disposition pipeline2 of over $100.0 million in contract sales price
•High quality portfolio with 58% of the single tenant portfolio, and 63.6% of top 20 tenants, investment grade rated or implied investment grade rated3

“We executed well on a number of our key strategic objectives during the first quarter by completing and building a forward pipeline of strategic dispositions and signing new and renewal leases across our portfolio,” said Michael Weil, CEO of RTL. “Moving ahead, we are committed to improving our Net Debt to Adjusted EBITDA ratio through a combination of decreasing our Net Debt with select property dispositions and growing our Adjusted EBITDA through the lease-up of available space. We believe that net of seasonally elevated expenses in the first quarter, and with the completion of the dispositions in our pipeline, we will achieve this objective. Our diversified portfolio continues to perform and drive strong demand for available space at our high-quality properties, resulting in a positive leasing spread of 12.7% on lease renewals completed in the first quarter. We believe we are well positioned to continue to benefit from a robust retail environment and a strong world-class portfolio.”

Financial Results

	Three Months Ended March 31,
(In thousands, except per share data)	2023	2022
Revenue from tenants	$113,594	$94,943

Net (loss) income attributable to common stockholders	$(18,757)	$39,934
Net (loss) income per common share (a)	$(0.14)	$0.31

FFO attributable to common stockholders	$23,578	$30,008
FFO per common share (a)	$0.18	$0.23

AFFO attributable to common stockholders	$30,501	$31,751
AFFO per common share (a)	$0.23	$0.24
(a) All per share data based on 133,715,627 and 130,048,111 diluted weighted-average shares outstanding for the three months ended March 31, 2023 and 2022, respectively.
Real Estate Portfolio
The Company’s portfolio consisted of 1,039 net leased properties located in 47 states and the District of Columbia and comprised approximately 27.6 million rentable square feet as of March 31, 2023. Portfolio metrics include:
•92.6% leased, with 7.1 years remaining weighted-average lease term4
•65.1% of leases have weighted-average contractual rent increases of 1.1% based on annualized straight-line rent which increase the cash that is due under these leases over time
•58% and 36% of annualized straight-line rent in the single-tenant portfolio and from multi-tenant anchor tenants, respectively, was derived from investment grade or implied investment grade tenants
•91% retail properties, 8% distribution properties and 1% office properties (based on an annualized straight-line rent)
•59% of the retail portfolio, based on straight line rent, is focused on either service5 or experiential retail6 giving the Company strong alignment with “e-commerce resistant” real estate
Property Dispositions
During the three months ended March 31, 2023, the Company disposed of five properties, for an aggregate contract sales price of $71.3 million.
Capital Structure and Liquidity Resources
As of March 31, 2023, the Company had a total borrowing capacity under the credit facility of $494.6 million based on the value of the borrowing base under the credit facility, and, of this amount, $448.0 million was outstanding under the credit facility as of March 31, 2023 and $46.6 million remained available for future borrowings. Subsequent to quarter end, the Company borrowed additional funds under the credit facility to partially fund acquisitions. As of March 31, 2023, the Company had $43.1 million of cash and cash equivalents. The Company’s net debt7 to gross asset value8 was 51.5%, with net debt of $2.7 billion and its net debt to Adjusted EBITDA was 9.6x.
The Company’s percentage of fixed rate debt was 83.7% as of March 31, 2023. The Company’s total combined debt had a weighted-average interest rate cost of 4.4%9, resulting in an interest coverage ratio of 2.3 times10.
Subsequent Events
In April 2023, the Company fully repaid its “Assumed Multi-Tenant Mortgage III” and “Assumed Multi-Tenant Mortgage IV” mortgage notes, both of which were scheduled for repayment in April 2023. These mortgage notes had an aggregate balance of $58.8 million as of March 31, 2023. The Company repaid these mortgage notes with draws of $50.0 million under its Credit Facility. Of the seven total properties formerly encumbered under these mortgage notes, six were added to the asset pool comprising the borrowing base under the Credit Facility. The Company also separately drew $18.0 million on its Credit Facility for general corporate purposes in April 2023.
In May 2023, the Company fully repaid its “The Plant” mortgage note, which was scheduled for repayment in May 2023. This mortgage note had a gross balance of $123.0 million as of March 31, 2023. The Company repaid this mortgage note with a draw of $123.0 million under its Credit Facility. The property formerly encumbered under this mortgage note was added to the asset pool comprising the borrowing base under the Credit Facility.
After these draws and net property additions to the asset pool comprising the borrowing base under the Credit Facility, the Company had $639.0 million outstanding on its Credit Facility and $28.2 million remained available for future borrowings.

Webcast and Conference Call

RTL will host a webcast and call on May 10, 2023 at 11:00 a.m. ET to discuss its financial and operating results. This webcast will be broadcast live over the Internet and can be accessed by all interested parties through the RTL website, www.necessityretailreit.com, in the “Investor Relations” section.

Dial-in instructions for the conference call and the replay are outlined below.

To listen to the live call, please go to RTL’s “Investor Relations” section of the website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the RTL website at www.necessityretailreit.com.

Live Call
Dial-In (Toll Free): 1-877-407-0792
International Dial-In: 1-201-689-8263

Conference Replay*
Domestic Dial-In (Toll Free): 1-844-512-2921
International Dial-In: 1-412-317-6671
Conference Number: 13737311
*Available from 3:00 p.m. ET on May 10, 2023 through August 10, 2023.

Footnotes/Definitions
1.Includes (i) all leases fully executed by both parties as of March 31, 2023 but where the tenant has yet to take possession as of March 31, 2023, (ii) all leases fully executed by both parties as of April 30, 2023, but after March 31, 2023 and (iii) all leases under negotiation with an executed nonbinding letter of intent (“LOI”) by both parties as of April 30, 2023. There were 11 leases fully executed as of March 31, 2023 where the tenant had yet to take possession totaling approximately 117,000 square feet, 3 lease fully executed as of April 30, 2023, but after March 31, 2023 totaling approximately 95,000 square feet and 27 LOIs executed as of April 30, 2023 totaling approximately 309,000 square feet. There can be no assurance that LOIs will lead to definitive leases that will commence on their current terms, or at all. Leasing pipeline should not be considered an indication of future performance.
2.Pipeline as of May 8, 2023. PSAs are subject to conditions and LOIs are non-binding. There can be no assurance these pipeline dispositions will be completed on their current terms, or at all.
3.As used herein, investment grade includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade ratings. Implied investment grade ratings may include actual ratings of tenant parent or guarantor parent (regardless of whether or not the parent has guaranteed the tenant’s obligation under the lease) or a proprietary Moody’s analytical tool, which generates an implied rating by measuring a company’s probability of default. The term “parent" for these purposes includes any entity, including any governmental entity, owning more than 50% of the voting stock in a tenant. Ratings information is as of March 31, 2023. Based on annualized straight-line rent as of March 31, 2023, single-tenant portfolio tenants were 43.4% actual investment grade rated and 15.0% implied investment grade rated, top 20 tenants were 55.7% actual investment grade rated and 7.9% implied investment grade rated and anchor tenants in the multi-tenant portfolio were 29.7% actual investment grade rated and 6.7% implied investment grade rated.
4.The weighted-average is based on annualized straight-line rent as of March 31, 2023.
5.Service retail is defined as single-tenant retail properties leased to tenants in the retail banking, restaurant, grocery, pharmacy, gas/convenience, healthcare, and auto services sectors.
6.Experiential retail is defined as multi-tenant properties leased to tenants in the restaurant, discount retail, entertainment, salon/beauty, and grocery sectors, among others. The Company also refers to experiential retail as e-commerce defensive retail.
7.Total debt of $2.7 billion less cash and cash equivalents of $43.1 million as of March 31, 2023. Excludes the effect of deferred financing costs, net, mortgage premiums, net and includes the effect of cash and cash equivalents.
8.Defined as the carrying value of total assets plus accumulated depreciation and amortization as of March 31, 2023.
9.Weighted based on the outstanding principal balance of the debt.
10.The interest coverage ratio is calculated by dividing Adjusted EBITDA by cash paid for interest (interest expense less amortization of deferred financing costs, net, and amortization of mortgage premiums on borrowings, net) for the quarter ended March 31, 2023.

About The Necessity Retail REIT, Inc.

The Necessity Retail REIT (Nasdaq: RTL) is the preeminent publicly traded real estate investment trust (REIT) focused on “Where America Shops”. RTL acquires and manages a diversified portfolio of primarily necessity-based retail single-tenant and open-air shopping center properties in the U.S. Additional information about RTL can be found on its website at www.necessityretailreit.com.

 Supplemental Schedules

The Company will file supplemental information packages with the Securities and Exchange Commission (the “SEC”) to provide additional disclosure and financial information. Once posted, the supplemental package can be found under the “Presentations” tab in the Investor Relations section of RTL’s website at www.necessityretailreit.com and on the SEC website at www.sec.gov.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the actual results or events to be materially different. The words “may,” “will,” “seeks,” “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the potential adverse effects of (i) the global COVID-19 pandemic, including actions taken to contain or treat COVID-19, (ii) the geopolitical instability due to the ongoing military conflict between Russia and Ukraine, including related sanctions and other penalties imposed by the U.S. and European Union, and the related impact on the Company, the Company’s tenants and the global economy and financial markets, and (iii) inflationary conditions and higher interest rate environments, as well as those risks and uncertainties set forth in the Risk Factors section of the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2022 filed on February 23, 2023, and all other filings with the SEC after that date, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Accounting Treatment of Rent Deferrals/Abatements
The majority of the concessions granted to the Company's tenants as a result of the COVID-19 pandemic are rent deferrals or temporary rent abatements with the original lease term unchanged and collection of deferred rent deemed probable. The Company’s revenue recognition policy requires that it must be probable that the Company will collect virtually all of the lease payments due and does not provide for partial reserves, or the ability to assume partial recovery. In light of the COVID-19 pandemic, the Financial Accounting Standards Board (“FASB”) and SEC agreed that for leases where the total lease cash flows will remain substantially the same or less than those after the COVID-19 related effects, companies may choose to forgo the evaluation of the enforceable rights and obligations of the original lease contract as a practical expedient and account for rent concessions as if they were part of the enforceable rights and obligations of the parties under the existing lease contract. As a result, rental revenue used to calculate Net Income and National Association of Real Estate Investment Trusts (“NAREIT”) FFO was not significantly impacted by these types of deferrals. In addition, since these deferral amounts were substantially collected, the Company has excluded from the increase in straight-line rent for AFFO purposes the amounts recognized under accounting principles generally accepted in the United States of America (“GAAP”) relating to these types of rent deferrals. Conversely, for abatements where contractual rent was reduced, the reduction in revenue is reflected over the remaining lease term for accounting purposes but represents a permanent reduction in revenue and the Company has, accordingly, reduced its AFFO.

Contacts:
Investors and Media:
Email: investorrelations@necessityretailreit.com
Phone: (866) 902-0063

The Necessity Retail REIT, Inc.
Consolidated Balance Sheets
(In thousands. except share and per share data)

	March 31, 2023	December 31, 2022
	(Unaudited)
ASSETS
Real estate investments, at cost:
Land	$980,269	$996,293
Buildings, fixtures and improvements	3,420,185	3,467,463
Acquired intangible lease assets	607,353	644,553
Total real estate investments, at cost	5,007,807	5,108,309
Less: accumulated depreciation and amortization	(789,664)	(784,946)
Total real estate investments, net	4,218,143	4,323,363
Cash and cash equivalents	43,095	70,795
Restricted cash	19,422	17,956
Deferred costs, net	23,864	22,893
Straight-line rent receivable	67,332	66,657
Operating lease right-of-use assets	17,713	17,839
Prepaid expenses and other assets	67,824	66,551
Total assets	$4,457,393	$4,586,054

LIABILITIES AND EQUITY
Mortgage notes payable, net	$1,765,239	$1,808,433
Credit facility	448,000	458,000
Senior notes, net	492,653	492,319
Below market lease liabilities, net	128,032	133,876
Accounts payable and accrued expenses (including $1,566 and $1,838 due to related parties as of March 31, 2023 and December 31, 2022, respectively)	41,540	64,169
Operating lease liabilities	19,110	19,132
Deferred rent and other liabilities	13,564	16,815
Dividends payable	5,837	5,837
Total liabilities	2,913,975	2,998,581

7.50% Series A cumulative redeemable perpetual preferred stock, $0.01 par value, liquidation preference $25.00 per share, 12,796,000 shares authorized, 7,933,711 shares issued and outstanding as of March 31, 2023 and December 31, 2022	79	79
7.375% Series C cumulative redeemable perpetual preferred stock, $0.01 par value, liquidation preference $25.00 per share, 11,536,000 shares authorized, 4,595,175 shares issued and outstanding as of March 31, 2023 and December 31, 2022	46	46
Common stock, $0.01 par value per share, 300,000,000 shares authorized, 134,224,313 shares issued and outstanding as of March 31, 2023 and December 31, 2022	1,342	1,342
Additional paid-in capital	2,999,417	2,999,163
Distributions in excess of accumulated earnings	(1,483,255)	(1,435,794)
Total stockholders’ equity	1,517,629	1,564,836
Non-controlling interests	25,789	22,637
Total equity	1,543,418	1,587,473
Total liabilities and equity	$4,457,393	$4,586,054

The Necessity Retail REIT, Inc.
Consolidated Statements of Operations (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2023	2022
Revenue from tenants	$113,594	$94,943

Operating expenses:
Asset management fees to related party	7,956	7,826
Property operating expense	26,913	19,139
Impairment of real estate investments	—	5,942
Acquisition, transaction and other costs	565	279
Equity-based compensation [1]	3,567	3,498
General and administrative	10,492	6,833
Depreciation and amortization	54,182	37,688
Total operating expenses	103,675	81,205
Operating income before gain on sale of real estate investments	9,919	13,738
Gain on sale of real estate investments	11,792	53,569
Operating income	21,711	67,307
Other (expense) income:
Interest expense	(34,675)	(23,740)
Other income	27	18
Gain on non-designated derivative	—	2,250
Total other expense, net	(34,648)	(21,472)
Net (loss) income	(12,937)	45,835
Net loss (income) attributable to non-controlling interests	17	(64)
Allocation for preferred stock	(5,837)	(5,837)
Net (loss) income attributable to common stockholders	$(18,757)	$39,934

Basic and Diluted Net (Loss) Income Per Share:
Net (loss) income per share attributable to common stockholders — Basic and Diluted	$(0.14)	$0.31
Weighted-average shares outstanding — Basic	133,715,627	128,640,845
Weighted-average shares outstanding — Diluted	133,715,627	130,048,111
______

[1] Includes expense related to the Company’s restricted common shares and LTIP Units.

The Necessity Retail REIT, Inc.
Quarterly Reconciliation of Non-GAAP Measures (Unaudited)
(In thousands)

	Three Months Ended March 31,
	2023	2022
Adjusted EBITDA
Net (loss) income	$(12,937)	$45,835
Depreciation and amortization	54,182	37,688
Interest expense	34,675	23,740
Impairment of real estate investments	—	5,942
Acquisition, transaction and other costs	565	279
Equity-based compensation [1]	3,567	3,498
Gain on sale of real estate investments	(11,792)	(53,569)
Other income	(27)	(18)
Gain on non-designated derivatives	—	(2,250)
Expenses attributable to 2023 proxy contest and related litigation [2]	2,181	—
Adjusted EBITDA	70,414	61,145
Asset management fees to related party	7,956	7,826
General and administrative	10,492	6,833
Expenses attributable to 2023 proxy contest and related litigation [2]	(2,181)	—
NOI	86,681	75,804
Amortization of market lease and other intangibles, net	(2,476)	(1,098)
Straight-line rent	(1,121)	(1,114)
Cash NOI	$83,084	$73,592

Cash Paid for Interest:
Interest expense	$34,675	$23,740
Amortization of deferred financing costs, net	(3,760)	(2,893)
Amortization of mortgage premiums and discounts on borrowings, net	(471)	13
Total cash paid for interest	$30,444	$20,860
______

[1] Includes expense related to the Company’s restricted common shares and LTIP Units.
[2] Amount relates to general and administrative expenses incurred for the 2023 proxy contest and related Blackwells litigation. The Company does not consider these expenses to be part of its normal operating performance. Due to the increase in these expenses as a portion of its general and administrative expenses in the first quarter of 2023, the Company began including this adjustment to arrive at Adjusted EBITDA in order to better reflect its operating performance. The first quarter of 2022 did not have any of these expenses.

The Necessity Retail REIT, Inc.
Quarterly Reconciliation of Non-GAAP Measures (Unaudited)
(In thousands)

	Three Months Ended March 31,		Three Months Ended December 31,
	2023	2022	2022
Net (loss) income attributable to common stockholders (in accordance with GAAP)	$(18,757)	$39,934	$(33,063)
Impairment of real estate investments	—	5,942	2,323
Depreciation and amortization	54,182	37,688	54,099
Gain on sale of real estate investments	(11,792)	(53,569)	7,247
Proportionate share of adjustments for non-controlling interest to arrive at FFO	(55)	13	(82)
FFO attributable to common stockholders [1]	23,578	30,008	30,524
Acquisition, transaction and other costs [2]	565	279	526
Legal fees and expenses — COVID-19 lease disputes [3]	(12)	(8)	55
Amortization of market lease and other intangibles, net	(2,476)	(1,098)	(1,042)
Straight-line rent	(1,121)	(1,114)	(2,794)
Straight-line rent (rent deferral agreements) [4]	(4)	(442)	(14)
Amortization of mortgage (premiums) and discounts on borrowings, net	471	(13)	477
Gain on non-designated derivatives [5]	—	(2,250)	—
Equity-based compensation [6]	3,567	3,498	3,555
Amortization of deferred financing costs, net	3,760	2,893	3,498
Expenses attributable to 2023 proxy contest and related litigation [7]	2,181	—	788
Proportionate share of adjustments for non-controlling interest to arrive at AFFO	(8)	(2)	(13)
AFFO attributable to common stockholders [1]	$30,501	$31,751	$35,560
______
[1] FFO and AFFO for the three months ended March 31, 2023 and 2022 include income from lease modification/termination revenue of $0.1 million and $4.5 million, respectively, which are recorded in Revenue from tenants in the consolidated statements of operations.
[2] Primarily includes prepayment costs incurred in connection with early debt extinguishment as well as litigation costs related to the merger with American Realty Capital-Retail Centers of America, Inc. in February 2017.
[3] Reflects legal costs incurred related to disputes with tenants due to store closures or other challenges resulting from COVID-19. The tenants involved in these disputes had not recently defaulted on their rent and, prior to the second and third quarters of 2020, had recently exhibited a pattern of regular payment. Based on the tenants involved in these matters, their history of rent payments, and the impact of the pandemic on current economic conditions, the Company views these costs as COVID-19-related and separable from its ordinary general and administrative expenses related to tenant defaults. The Company engaged counsel in connection with these issues separate and distinct from counsel the Company typically engages for tenant defaults. The amount reflects what the Company believes to be only those incremental legal costs above what the Company typically incurs for tenant-related dispute issues. The Company may continue to incur these COVID-19 related legal costs in the future.
[4] Represents amounts related to deferred rent pursuant to lease negotiations which qualify for FASB relief for which rent was deferred but not reduced. These amounts are included in the straight-line rent receivable on the Company's consolidated balance sheets but are considered to be earned revenue attributed to the current period for which rent was deferred for purposes of AFFO as they are expected to be collected. Accordingly, when the deferred amounts are collected, the amounts reduce AFFO. For rent abatements (including those qualified for FASB relief), where contractual rent has been reduced, the reduction in revenue is reflected over the remaining lease term for accounting purposes but represents a permanent reduction in revenue and the Company has, accordingly reduced its AFFO. As of March 31, 2023, the Company has substantially collected all previously deferred rents.
[5] In the three months ended March 31, 2022, the Company recognized a gain of $2.3 million related to the change in fair value of an embedded derivative within the purchase and sale agreement of the CIM Portfolio Acquisition. The Company does not consider non-cash gains or losses for embedded derivative fair value adjustments to be capital in nature, nor does the Company consider them a part of recurring operations. Accordingly, such amounts are excluded for AFFO purposes.
[6] Includes expense related to the amortization of the Company's restricted common shares and LTIP Units related to its multi-year outperformance agreements for all periods presented.
[7] Amounts relate to general and administrative expenses incurred for the 2023 proxy contest and related Blackwells litigation. The Company does not consider these expenses to be part of its normal operating performance and has, accordingly, increased its AFFO for this amount.

The Necessity Retail REIT, Inc.
Quarterly Reconciliation of Non-GAAP Measures (Unaudited)
(In thousands)

	Same Store		Acquisitions		Disposals		Non-Property Specific	Total
(In thousands)	Single-Tenant	Multi-Tenant	Single-Tenant	Multi-Tenant	Single-Tenant	Multi-Tenant
Net income (loss) attributable to common stockholders (in accordance with GAAP)	$1,097	$4,721	$691	$1,853	$12,181	$(81)	$(39,219)	$(18,757)
Asset management fees to related party	—	—	—	—	—	—	7,956	7,956
Impairment of real estate investments	—	—	—	—	—	—	—	—
Acquisition, transaction and other costs	451	3	—	—	—	—	111	565
Equity-based compensation	—	—	—	—	—	—	3,567	3,567
General and administrative	67	1,423	—	402	—	—	8,600	10,492
Depreciation and amortization	21,316	9,867	423	22,166	410	—	—	54,182
Interest expense	17,051	2,106	—	2,353	—	—	13,165	34,675
Gain on sale of real estate investments	(99)	—	—	—	(11,856)	163	—	(11,792)
Other income	(16)	—	—	(11)	—	—	—	(27)
Allocation for preferred stock	—	—	—	—	—	—	5,837	5,837
Net income attributable to non-controlling interests	—	—	—	—	—	—	(17)	(17)
NOI	$39,867	$18,120	$1,114	$26,763	$735	$82	$—	$86,681

Non-GAAP Financial Measures
This release discusses non-GAAP financial measures we use to evaluate our performance, including FFO, AFFO, Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), Net Operating Income (“NOI”) and Cash NOI. While NOI is a property-level measure, AFFO is based on total Company performance and therefore reflects the impact of other items not specifically associated with NOI such as, interest expense, general and administrative expenses and operating fees to related parties. Additionally, NOI as defined herein, does not reflect an adjustment for straight-line rent but AFFO does include this adjustment. A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income (loss), is provided below. Adjustments for unconsolidated partnerships and joint ventures are calculated to exclude the proportionate share of the non-controlling interest to arrive at FFO, AFFO and NOI attributable to stockholders.
Caution on Use of Non-GAAP Measures
FFO, AFFO, Adjusted EBITDA, NOI and Cash NOI should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures.
Other REITs may not define FFO in accordance with the current NAREIT, an industry trade group, definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate AFFO differently than we do. Consequently, our presentation of FFO and AFFO may not be comparable to other similarly titled measures presented by other REITs.
We consider FFO and AFFO useful indicators of our performance. Because FFO and AFFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO and AFFO presentations facilitate comparisons of operating performance between periods and between other REITs in our peer group.
As a result, we believe that the use of FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our performance, including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, FFO and AFFO are not indicative of cash available to fund ongoing cash needs, including the ability to pay cash dividends. Investors are cautioned that FFO and AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.
Funds from Operations and Adjusted Funds from Operations
Funds from Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a performance measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to net income or loss as determined under GAAP.
We calculate FFO, a non-GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper and approved by the Board of Governors of NAREIT effective in December 2018 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gains and losses from sales of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for consolidated partially-owned entities (including our Operating Partnership) and equity in earnings of unconsolidated affiliates are made to arrive at our proportionate share of FFO attributable to our stockholders. Our FFO calculation complies with NAREIT’s definition.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.

Adjusted Funds from Operations
In calculating AFFO, we start with FFO, then we exclude certain income or expense items from AFFO that we consider to be more reflective of investing activities, such as non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our day to day operating business plan, such as amounts related to litigation arising out of the Company's 2017 merger with American Realty Capital-Retail Centers of America, Inc (the “Merger”). These amounts include legal costs incurred as a result of the litigation, portions of which have been and may in the future be reimbursed under insurance policies maintained by us. Insurance reimbursements are deducted from AFFO in the period of reimbursement. We believe that excluding the litigation costs and subsequent insurance reimbursements related to litigation arising out of the Merger helps to provide a better understanding of the operating performance of our business. Other income and expense items also include early extinguishment of debt and unrealized gains and losses, which may not ultimately be realized, such as gains or losses on derivative instruments and gains and losses on investments. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market lease intangibles, amortization of deferred financing costs, straight-line rent, and share-based compensation related to restricted shares and the 2021 multi-year outperformance agreement with the Advisor from AFFO, we believe we provide useful information regarding those income and expense items which have a direct impact on our ongoing operating performance.
In calculating AFFO, we exclude certain expenses which under GAAP are characterized as operating expenses in determining net (loss) income, such as (i) acquisition, transaction and other costs, (ii) legal fees and expenses associated with COVID-19-related lease disputes involving certain tenants and (iii) certain other expenses, including general and administrative expenses incurred for the 2023 proxy contest and related Blackwells litigation. These expenses negatively impact our operating performance during the period in which they are incurred or properties are acquired and will also have negative effects on returns to investors, but are excluded by us as we believe they are not reflective of our on-going performance. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net (loss) income. In addition, as discussed above, we view gains and losses from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management’s analysis of our operating performance. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe AFFO provides useful supplemental information. By providing AFFO, we believe we are presenting useful information that can be used, among other things, to assess our performance without the impact of transactions or other items that are not related to our portfolio of properties. AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently. Furthermore, we believe that in order to facilitate a clear understanding of our operating results, AFFO should be examined in conjunction with net income (loss) calculated in accordance with GAAP and presented in our consolidated financial statements. AFFO should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or ability to pay dividends. FFO and AFFO may include income from lease termination fees, which is recorded in revenue from tenants in our consolidated statements of operations.
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income and Cash Net Operating Income.
We believe that Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition and transaction-related expenses, other non-cash items such as expense related to our multi-year outperformance agreement with the Advisor and including our pro-rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. All paid and accrued merger, acquisition and transaction related fees and certain other expenses, including general and administrative expenses incurred for the 2023 proxy contest and related Blackwells litigation, negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will also have negative effects on returns to investors, but are not reflective of our on-going performance. Due to the increase in general and administrative expenses as a result of the 2023 proxy contest and related litigation as a portion of our total general and administrative expenses in the first quarter of 2023, we began including this adjustment to arrive at Adjusted EBITDA in order to better reflect our operating performance. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income (loss) as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.
NOI is a non-GAAP financial measure used by us to evaluate the operating performance of our real estate. NOI is equal to total revenues, excluding contingent purchase price consideration, less property operating and maintenance expense. NOI excludes all other items of expense and income included in the financial statements in calculating net income (loss). We believe NOI provides useful and relevant information because it reflects only those income and expense items that are incurred at the property level and presents such items on an unleveraged basis. We use NOI to assess and compare property level performance and to make decisions concerning the operations of the properties. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating expenses and acquisition activity on an unleveraged basis, providing perspective not immediately apparent from net income (loss). NOI excludes certain items included in calculating net income (loss) in order to provide results that are more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or our ability to pay dividends.
Cash NOI is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as NOI excluding amortization of above/below market lease intangibles and straight-line adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income (loss), as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs calculate and present Cash NOI.
Cash paid for interest is calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net. Management believes that cash paid for interest provides useful information to investors to assess our overall solvency and financial flexibility. Cash paid for interest should not be considered as an alternative to interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to our financial information prepared in accordance with GAAP.